Exhibit 10.21

                              Cooperative Contract
              On the Exploitation Project of Nano Calcium Carbonate


Party A: Shandong Shengda Technology Co., Ltd
Party B: Polymer Modification Research Lab of Qingdao University of Science and Technology
Party C: Qingdao Siwei Chemical Co., Ltd


In line with the principle of reciprocity and mutual benefit and the operational mechanism of combining "academic research with production", the three parties A, B and C hereby, in light of the issue of exploitation of nano calcium carbonate, enter into the following agreements:

1. Party A entrusts Party B to conduct research and development for the nano calcium carbonate products produced by Party A, including Polyvinyl Chloride (PVC), Polypropylene (PP), Polyethylene (PE), ABS, BOPP, BOPE, Compound Agglomerate of Nano Calcium Carbonate, General Thermoplastic Colophony, Non-dripping Film for Greenhouses, Colophony Products, and so on. Meanwhile, Party A entrusts Party B to provide the relevant consultation and technological services relating to the technology of nano calcium carbonate for clients of Party A to assist them in their efforts to increase their market shares.
2. Party B accepts the entrustment from Party A, conducting researches of technical modification and application for the nano calcium carbonate products, guiding their industrial applications, and providing technical services for the sales of Party A.
3. The term of the contract is five years. Party A pays Party B the project expenditure for researching and exploiting nano calcium carbonate amounting to RMB 60,000 (sixty thousand) yuan as the expenditure of experiment fee, scientific consultation fee and traveling expenses, and so on. The expenditure shall be paid in two separate payments. The first payment in the amount of RMB 20,000 (twenty thousand) yuan shall be paid within one month after signing this contract, and the remaining payment in the amount of RMB 40,000 (forty thousand) yuan shall be paid off within one year. After three years, Party A shall properly pay more technical service fee to Party B according to the operating conditions. Party B shall succeed in developing one application technology in one special field within one year after signing this contract.



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4.    The modifying agent used in nano calcium carbonate by Party C shall not be sold to any other nano calcium carbonate manufacturer within two years after successful cooperation with Party A on modification and application. Party C shall guarantee the supply by preferential prices and Party A shall not cooperate with any other modifying agent manufacturer of the same kind within two years.
5. As for the modifier used by Party C in nano calcium carbonate, after successful application tests by Party A's customers, Party A promises that the annul purchase amount for the year 2003 shall not be less than 60 tons, with the desirable amount of 90 tons; the annual purchase amount for the year 2004 shall not be less than 100 tons, with the desirable amount of 150 tons. The terms of the cooperation between Party C and Party A shall not be disclosed to any other parties.
6. Party A provides Party B with the expenditure for exploitation and application of nano calcium carbonate. Once the project is successfully completed, the resulting technological achievement shall belong to Party
      A. Party B shall not disclose this information to any other party without the consent of Party A.
7.    Liabilities for Breach of Contract

  (1) Party A shall pay the expenditure to Party B pursuant to the stipulations set forth in Article 3.
  (2) Party B accepts the entrustment from Party A, conducting the modification and application research for Party A's products and providing technical services for the increase of market share of Party A's products. If the products of Party A require Party B to be provided with technical personnel and experiment data (with official seals), Party B shall offer active cooperation, and such services shall be free of charge. Provided it shall not affect Party A's benefit, Party B can charge service fees for other items.
  (3) The intellectual property rights of the technology under this cooperative contract belong to Party A. The applicant for the patent shall be Party A. Before the patent rights have been granted, any information about the technology shall not be disclosed in newspapers or magazines.
  (4) Party A and Party B shall not disclose this cooperation information to any other forth party for any reason or under any pretext. The parties of the contract shall abide by the above terms and sincerely cooperate with each other. In the event of breach of the contract, the party in breach shall be responsible for all the economic damages.
8. This contract is made in six originals, and each party shall keep two copies. Party A, Party B and Party C must strictly abide by the relevant provisions of the Contract Law; otherwise, the party concerned shall assume corresponding legal liabilities. If there are other matters that have not been written in this contract, the three parties shall settle them by negotiation in a friendly and mutually beneficial manner. If the negotiation fails, any party can submit the dispute to the court where Party A resides.



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Party A: Shandong Shengda Technology Co., Ltd
Person in Charge: /s/ Xu Xiqing
Address: Shandong Tai'an
Account No.:
Bank of Deposit:


Party B:
Person in Charge: /s/ Chen Zhanxun
Address:
Account No.:
Bank of Deposit:


Party C:
Person in Charge: /s/ Wang Yuanli
Address:
Account No.:
Bank of Deposit:


Date: March 4, 2003














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                    Letter of Confirmation

Party A: Shandong Shengda Technology Co., Ltd
Party B: Polymer Materials Modification Lab of Qingdao University of Science and Technology
Party C: Qingdao Siwei Chemical Co., Ltd
Party D: Shandong Haize Nanomaterials Co., Ltd

IT IS HEREBY CONFIRMED THAT:
----------------------------

Party A, Party B and Party C entered into "Cooperative Contract On the Exploitation Project of Nano Calcium Carbonate" (hereinafter referred to as "the Contract", see Attachment 1).

Party A, Party B, Party C and Party D hereby irrevocably agree and confirm that, Party A shall assign all the relevant rights and obligations under the Contract to Party D. Starting from the signing date of this Letter of Confirmation, Party D shall become one of the parties of the Contract, committing itself to all the relevant rights and obligations under the Contract. Meanwhile, Party A shall be exempted from all the relevant rights and obligations under the Contract. Party B and Party C give full consent to the above transfer of the relevant rights and obligations under the Contract between Party A and Party D.

This Letter of Confirmation shall become effective after being signed by the four parties, that is, Party A, Part B, Party C and Party D.

Party A: Shandong Shengda Technology Co., Ltd
Legal representative/ authorized representative:  /s/ Xu Xiqing
Date:

Party B: Polymer Modification Research Lab of Qingdao University of Science and Technology
Person in charge of the project: /s/ Chen Zhanxun
Date:

Party C: Qingdao Siwei Chemical Co., Ltd
Legal representative/ authorized representative: /s/ Wang Yuanli
Date:




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Party D: Shandong Haize Nanomaterials Co., Ltd
Legal representative/ authorized representative: /s/ Jia Hongping
Date:

Date: January 31, 2005



















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